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                                                                     Exhibit 5.1

December 14, 2001


The Phoenix Companies, Inc.
One American Row
Hartford, CT 06102

                           The Phoenix Companies, Inc.
                       Registration Statement on Form S-1

Dear Sirs:

      We have acted as counsel to The Phoenix Companies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (File No. 333-73896) (the "Registration Statement"), relating the proposed offering of __% Quarterly Interest Bonds due 2031 (the "Bonds") which are to be registered under the Act pursuant to the Registration Statement. The Bonds are to be issued pursuant to an Indenture (the "Indenture"), in the form filed as
Exhibit 4.1 to the Registration Statement, to be executed by the Company and SunTrust Bank, as trustee (the "Trustee").

      In so acting, we have made such investigations and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as we have deemed necessary or appropriate to enable us to render the opinion expressed below. We have also assumed that (a) the Trustee has the power and authority to enter into and perform its obligations under the Indenture, and to consummate the transactions contemplated thereby, (b) the Indenture has been duly authorized, and will be duly executed and delivered, by the Trustee and will constitute a binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and (c) the Bonds will be duly authenticated by the Trustee in the manner provided in the Indenture.

      Based upon the foregoing, we are of the opinion that:

      When (a) the execution and delivery of the Indenture and the issuance, execution and delivery of the Bonds shall have been authorized by all necessary corporate action on

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The Phoenix Companies, Inc.             2                   December 14, 2001


the part of the Company, (b) the Indenture shall have been duly executed and delivered by the Company and the Trustee, (c) the Bonds shall have been duly executed and delivered to the Trustee by the Company and duly authenticated and delivered to the underwriters by the Trustee against payment of the consideration fixed by the Company's board of directors, or a duly authorized committee thereof, as contemplated by each of the Registration Statement, the Indenture and the underwriting agreement to be entered into between the Company and the underwriters for the Bonds, the Bonds will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing, and standard of materiality.

      Our opinion expressed above is limited to the federal laws of the United States of America and the laws of the State of New York and the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the offering of the Bonds. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Debevoise & Plimpton